DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             [X]

Filed by a Party other than the [_]

Registrant

      Check the appropriate box:

[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            Dreyfus Municipal Money Market Fund, Inc.

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)        Proposed maximum aggregate value of transaction:

(5)        Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

            Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

PLEASE CAST YOUR PROXY VOTE TODAY!

Dreyfus Municipal Money Market Fund, Inc.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 25, 2015

The undersigned shareholder of Dreyfus Municipal Money Market Fund, Inc. (the “Fund”) hereby appoints Jeff Prusnofsky and John Hammalian, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on June 10, 2015, at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, at 9:30 a.m., on Tuesday, August 25, 2015, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Prospectus/Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY THE FUND’S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSAL SHOWN ON THE REVERSE

SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PROXY CARD

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free 1-877-478-5047. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. and Saturday 10 a.m. to 6 p.m. Eastern time.

Dreyfus Municipal Money Market Fund, Inc.

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement. Your signature(s) should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE
SIGNATURE (IF HELD JOINTLY)	DATE

The Board of Directors of Dreyfus Municipal Money Market Fund, Inc. recommends voting FOR the Proposal.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Fund to General Municipal Money Market Fund (the "Acquiring Fund"), in exchange solely for Class A shares of the Acquiring Fund having an aggregate net asset value equal to the value of the Fund's net assets and the assumption by the Acquiring Fund of the Fund's stated liabilities (the "Reorganization"). Class A shares of the Acquiring Fund received by the Fund in the Reorganization will be distributed by the Fund to its shareholders in liquidation of the Fund, after which the Fund will cease operations and will be dissolved under Maryland law.	O	O	O

THANK YOU FOR VOTING